EXHIBIT 1


                          JOINT FILING AGREEMENT


         This Agreement is made and entered into as of February 2, 1998, by and between each of the undersigned.

         In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Fisher Scientific International Inc., to which this agreement is an exhibit, is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.



                               By:  /s/ Paul M. Montrone
                                  -------------------------
                                  Name:  Paul M. Montrone


                               By:  /s/ Paul M. Meister
                                  -------------------------
                                  Name:  Paul M. Meister


                               ADDITIONAL MANAGEMENT INVESTORS
                               as listed on Schedule I to Schedule
                               13D, pursuant to powers of attorney
                               executed in favor of and granted and
                               delivered to Paul M. Meister

                               By:  Paul M. Meister
                                    Attorney-in-fact for all
                                    Additional Management Investors


                               By:  /s/ Paul M. Meister
                                  -------------------------
                                  Name:  Paul M. Meister